Exhibit 10.20

ROYALTY TERMINATION AGREEMENT

THIS ROYALTY TERMINATION AGREEMENT (this “Agreement”) is made as of November 17, 2010, by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (“Biovest”), on the one hand, and LV ADMINISTRATIVE SERVICES, INC., a Delaware corporation, as administrative and collateral agent for the Lenders (the “Agent”), and VALENS U.S. SPV I, LLC (“Valens U.S.”), on the other hand.

RECITALS

WHEREAS, on October 30, 2007, Biovest and Valens U.S. entered into a Note Purchase Agreement (the “October 2007 Purchase Agreement”), pursuant to which Valens U.S. purchased a Secured Promissory Note in the original principal amount of $245,000.00 from Biovest;

WHEREAS, in connection with the October 2007 Purchase Agreement, Biovest and Valens U.S. entered into a Royalty Agreement dated as of October 30, 2007 (the “October 2007 Royalty Agreement”), pursuant to which Biovest granted to Valens U.S. a royalty equal to 0.92% of net sales and licensing revenue received by Biovest from any Biovest Biologic Products (the “October 2007 Royalty”);

WHEREAS, on December 10, 2007, Biovest and Valens U.S. entered into a Note Purchase Agreement (the “December 2007 Purchase Agreement”), pursuant to which Valens U.S. purchased a Secured Promissory Note in the original principal amount of $4,900,000.00 from Biovest;

WHEREAS, in connection with the December 2007 Purchase Agreement, Biovest and Valens U.S. entered into a Royalty Agreement dated as of December 10, 2007 (the “December 2007 Royalty Agreement” and together with the October 2007 Royalty Agreement, the “Royalty Agreement”), pursuant to which Biovest granted to Valens U.S. a royalty equal to 4.04% (which, when aggregated with the October 2007 Royalty, equaled a total royalty of 4.96%) of net sales and licensing revenue received by Biovest from any Biovest Biologic Products (the “December 2007 Royalty” and together with the October 2007 Royalty, the “Royalty”);

WHEREAS, pursuant to that certain Term Loan and Security Agreement (the “Security Agreement”) dated as of November 17, 2010, by and among Biovest, the Lenders party thereto and the Agent, the parties hereto, in consideration for the acceptance by certain of the Prepetition Lenders of the allowed secured claims against Biovest as provided therein, have agreed, among other things, to (i) the termination of the Royalty Agreement and the Royalty and (ii) the granting to certain of the Lenders of a contingent payment equal to 6.25% of the gross revenue received from the sale, licensing or other disposition of the BiovaxID® vaccine and Biovest Biologic Products, pursuant to those certain Contingent Payment Agreements of even date herewith between Biovest and certain of the Lenders; and

WHEREAS, pursuant to the terms and conditions of the Security Agreement and the Confirmed Plan, the parties hereto hereby desire to terminate the Royalty Agreement and the Royalty effective as of the date of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Security Agreement.

2.        The parties hereto agree that the above Recitals are true and correct in all respects.

3.        The parties hereto hereby consent to the termination of the Royalty Agreement and the Royalty (and all of the rights and obligations created thereunder) effective as of the date of this Agreement.

4.        Each of Valens U.S. and the Agent hereby acknowledges and agrees that it shall have no claims of any nature whatsoever against Biovest as a result of the termination of the Royalty Agreement and the Royalty.

5.        This Agreement shall be binding upon the parties hereto and their respective successors and assigns. The parties hereto agree that this Agreement is fully and adequately supported by consideration, is fair and reasonable, and that they have had the opportunity to discuss this matter with counsel of their choice. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

6.        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser
Name:	David Moser
Title:	Secretary

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/ Patrick Regan
Name:	Patrick Regan

Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	/s/ Patrick Regan
Name:	Patrick Regan

Title:	Authorized Signatory